DISTRIBUTORSHIP AGREEMENT

THIS AGREEMENT made as of the 4 th day of June, 2001.

BETWEEN:

EVERBLOOM HEALTH FOOD (PTE) LTD., a corporation incorporated under the laves b-f Country of Singapore and having its head office at 12 Science Park Drive # 04-1 The Mendel Singapore Science Park Singapore 118225,

(hereinafter referred to as the "Corporation")

and

EVERBLOOM BIOTECHNOLOGY (CANLLDA) LTD. a corporation incorporated under the laws of the Province of Ontario, Canada, and having its registered office at 3910 Bathurst Street, Suite 404, Toronto, Ontario, M3H 5Z3,

(hereinafter referred to as the "Distributor")

WHEREAS the Corporation has acquired the exclusive licence and rights from Everbloom Biotechnology (PTE) Ltd. to use the trademarks and scientific formulations, developed by Everbloom Biotechnology (PTE) Ltd. Shiitake mushrooms and other exotic, edible and medicinal mushrooms.

WHEREAS the Corporation is in the business of licencing, distributing and manufacturing a variety of products made from Shiitake mushrooms and other exotic, edible and medicinal mushrooms as more particularly described in Schedule "A" attached hereto (the "Products");

AND WHEREAS subject to the terms and conditions hereinafter set out, the Corporation is willing to grant to the Distributor the exclusive rights to sell and distribute the Products and to utilize the trademarks currently registered in the name of and owned by the Corporation throughout the United States, Mexico and Canada (the "Territory");

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein, the sum of one dollar paid by each party hereto to each of the other parties hereto and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto) it is agreed as follows:

1. The Corporation hereby grants to the Distributor subject to the terms and conditions contained herein, the exclusive right and licence to market, distribute and sell the Products throughout the Territory.

2. Orders by the Distributor for the Corporation's Products shall be made, in writing and delivered via facsimile and/or e-mail to the Corporation at 12 Science Park Drive # 04-1 The Mendel Singapore Science Park Singapore 118225.

3. The Corporation shall sell to the Distributor the Product's so ordered at the prices as set out in Schedule "B" attached hereto. Said prices are subject to change from time to time upon ten (10) days prior written notice of such change being provided to the Distributor by the Corporation.

4. The Distributor agrees to pay for the Products ordered by establishment of an irrevocable Letter of Credit the terms and conditions of which shall be mutually agreed upon from time to time.

5. All Products ordered by the Distributor shall be delivered by the Corporation to the Distributor's port of landing in Canada or U.S.A as designated by the Distributor. The Corporation shall supply the Distributor with all of the Products requested on a timely basis but in any event within twelve (12) weeks from the date on which the order was received by the Corporation. All Products delivered shall have a shelf life of at least twenty-four (24) months from the date of the order.

6. The term of this Agreement shall be for five (5) years commencing on July 2, 2001 and ending on June 30, 2006 unless otherwise terminated in accordance with Section 15 of this Agreement. This term may be renewed for an additional five (5;) year period upon mutual written agreement between the Corporation and the Distributor.

7.   The Corporation represents and warrants to the Distributor that:

     a. the Corporation has been granted the exclusive rights to manufacture and sell the Products;

     b. the Corporation has been granted the exclusive rights to use and authorize the use of the trademarks "EVERBLOOM" AND "LINZIR" as well as the rights to exploit the formulas developed by Everbloom Biotechnology (PTE) Ltd. so that may manufacture the Products; and

     c. all Products delivered to the Distributor shall be pure and wholesome, fit for the purpose intended, merchantable, and free from all defects.

8. In the event that the Products (or a portion thereof) shipped to the Distributor by the Corporation are broken, spoiled or otherwise deficient in quality, the Corporation shall replace, at its own expense any and all broken, spoiled or deficient Products delivered to the Distributor within thirty (30) days. In addition, the Corporation shall reimburse the Distributor for its cost of collecting and Products found to be spoiled or deficient and either destroying such Products or returning the Products to the Corporation, at the Distributor's option.


9. The Corporation shall indemnify and hold the Distributor harmless from and against any and all claims, suits, demands, actions, costs, liabilities, losses and expenses of any kind whatsoever, including but not limited to, injury to person (including death) or property, including reasonable attorney's fees, arising out of, resulting from or otherwise connected with any allegation of:

a. harm, injury, damage or loss arising out of or in connection with consumer use or consumption of the Products;

b.   the defective manufacture, bottling or packaging of the Products;

c.   any negligent act, misfeasance or nonfeasance by the Corporation;

d. any breach by the Corporation of its representations, warranties and covenants as set out in this Agreement;

e. any wrongful or misleading claim, advertising or representation by the Corporation or by any agent of the Corporation regarding the Products;

f. any claim or action by a person not a party to this Agreement with respect to the Distributor's use of the trademarks "EVERBLOOM" and "LINZIR";

g. any person or entity claiming that such person or entity has any right, claim or colour of right granted or allowed by the Corporation to purchase, sell, market or distribute the Products in the Territory; and

h. the Corporation's failure to comply with any other provisions of this Agreement.

At the request of the Distributor, the Corporation will defend any of the foregoing claims, suits, actions or proceedings by any person, firm or corporation against the Distributor.

10. The Corporation shall obtain and maintain, and will maintain at all times during the term of this Agreement, at its own expense, comprehensive general liability insurance and Products liability insurance in an amount of not less than $5,000,000.00 per occurrence in respect of bodily injury and $1,000,000.00 per occurrence of property damage, which limits shall be increased from time to time upon the Distributors reasonable demand. The Corporation shall, at its own expense, add the Distributor as an additional insured to such insurance policies. The Corporation agrees to provide the Distributor with a certificate of insurance evidencing such insurance coverage.

11. The Distributor shall at all times during the continuance of this Agreement offer for sale and sell the Products as goods manufactured by the Corporation (or its licensees) and according to the specifications supplied by the Corporation to the Distributor from time to time either generally or in any particular case and shall not make any representation or give any warranty in respect of the Products other than those contained in the Corporation's conditions of sale.

12. The Distributor shall sell the Products in the same condition as they are received by it and shall not alter, remove or in any way tamper with any of the Corporation's marks or numbers on the Products except that the Distributor shall have the right to attach to the Products by means of a plate label or by suitable means bearing their name and address and indicating that they are the suppliers of the Products and are authorized Distributor for the Corporation. In addition, the Distributor is permitted to alter or change any labeling of the Products to ensure compliance with applicable labeling laws in the jurisdictions in which the Products are sold. All such reasonable costs associated with these changes to labeling/packaging shall be borne by the Distributor.

13. The Distributor further covenants and agrees that during its appointment as exclusive Distributor it shall not sell or accept any appointment to sell within the Territory other brands of Products of a similar nature which are in competition with the Corporation' s.

14. The Corporation and the Distributor understand and agree that each is an independent principal and not an agent, employee, partner or joint venturer of the other in the performance of this Agreement, and neither of them nor their agents shall in any way act, or undertake to act, on behalf of, or hold itself out as, the agent of the other party without the express written consent thereto of such other party.

15.  The Corporation shall have the option to terminate this Agreement where:

     i. the Distributor is liquidated, dissolved or becomes insolvent or bankrupt or is placed under judicial management or the control to receivers or trustees;

     ii. the Distributor fails to comply substantially with any of the requirements imposed upon it by the Agreement and shall fail to cure said breach within thirty (30) days after receipt by the Distributor of written notice from the Corporation specifying in detail the nature of such breach; or

     iii. the  parties  agree  that  the  Distributor  has   the.capability   of
          economically manufacturing and producing for sale the Products in sufficient quantities so as to meet the demand.

16. Upon termination or expiration of this Agreement the following shall apply:

     a.   the Distributor shall immediately cease distributing the Products;

     b. all indebtedness of the Distributor to the Corporation shall become due and payable, if not already due and payable on the date of termination or expiration;

     c. the rights of either party against the other party which may have accrued up to the date of such termination or expiration shall remain unaffected except as provided hereafter;

     d. neither party will be liable to the other for damages, indemnity or compensation solely on account of termination or expiration of this Agreement, with or without cause, as provided herein, whether such damages, indemnity or compensation might be claimed for loss through commitments on obligations or leases, loss of investment, loss or present or prospective profits, loss of goodwill, or any other loss caused by termination or expiration of this agreement as provided herein.

     e. all orders which have not been shipped to the Distributor as of the date of termination, even if previously accepted, shall be canceled without liability to either party.

     f. the Distributor shall return to the Corporation all current unused promotional or other materials relating to the sale of Products and any and all other property of the Corporation in the possession or control of the Distributor.

17. All notices or other communication to the Distributor contemplated by the terms of this Agreement shall be in writing and sent by facsimile and registered mail, addressed to Everbloom Biotechnology (Canada) Ltd. at:

        3910 Bathurst Street, Suite 404, Toronto, Ontario, M3H 5Z3,
        Fax: (416) 363-4188

or such other address as the Distributor shall designate in writing.

All notices or other communication to the Corporation contemplated by the terms of this Agreement shall be in writing and sent by facsimile and registered mail, return receipt request, addressed to Everbloom Health Food (PTE) Ltd. at:

        12 Science Park Drive # 04-1 The Mendel Singapore Science Park Singapore 118225
        Fax: (65) 773-1766

or such other address as the Corporation shall designate in writing. If by registered mail, any notice shall be deemed to have been given when received, or if by facsimile, when the appropriate confirmation is received

18. Unless otherwise provided for herein, all monetary amounts referred to herein shall refer to the lawful money of the United States of America.

19. The Distributor may, with the prior written consent of the Corporation, such consent not to be unreasonably withheld, enter into sub-distribution agreements to market and distribute the Products within the Territory only in accordance with the provisions of this Agreement.

20. The Distributor shall not be entitled at any time to assign this Agreement or any part hereof except with the previous written consent of the Corporation such consent not to be unreasonably withheld.

21. Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

22. This Agreement constitutes the entire Agreement between the Parties with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto. Any schedules referred to herein are incorporated herein by reference and form part of the Agreement.

23. The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this agreement and every part thereof.

24. This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and assigns.

25. No omission or delay on the part of any Party in exercising its rights under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise by any Party of any such right preclude the further or other exercise thereof or the exercise of any other right which it may have. Failure of either Party to require performance by the other party of any provision hereof shall in no way affect the full right to require such performance at anytime thereafter. Nor shall the waiver by either party of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.

26. If any Article, Section or any portion of any Section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid Article, Section or portion thereof shall be severed from the remainder of this Agreement.

27. This Agreement shall be governed by and construed in accordance with the laws of the Republic of Singapore and the Parties agree to submit to the non-exclusive jurisdiction of the courts of the Republic of Singapore.

28. The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their vote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this agreement and every part thereof.

     IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date and year written above.

EVER.BLOOM HEALTH FOOD (PTE) LTD.
Per:
Authorized Signing Officer


EVERBLOOM BIOTECHNOLOGY (CANADA) LTD.
Per:
Authorized Signing Officer